EXHIBIT 99.3

THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") as of made this __ day of April, 2019 by, between and among  JAGUARING COMPANY d/b/a CANNAVOLVE HOLDINGS, a Washington corporation ("CANNAVOLVE"); the CANNAVOLVE shareholders listed in the CANNAVOLVE CAP TABLE, which will be provided by CANNAVOLVE before or upon the signing of this Agreement, who are all of the shareholders of CANNAVOLVE Class A and Class B common stock ( the “HOLDERS”); and INTELLIGENT BUYING, INC., a California corporation listed on the OTC Markets “Pink Sheets” (“INTB” or the "Company").

R E C I T A L S:

WHEREAS, the respective Boards of Directors of CANNAVOLVE and INTB have entered into an Agreement and Plan of Reorganization dated March 13, 2019 (the “Reorganization Agreement, and, and now intend to amend the Reorganization Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Reorganization Agreement, the parties agree as follows:

1.

Section 3.01(c) of the Reorganization Agreement is hereby amended, so that Section 3.01(c) shall be and read as follows:

“(c) Capital Structure.  The authorized capital stock of the Company consists of 50,000,000 shares of Company common stock at par value $.001 per share, and 25,000,000 shares of Preferred Stock, par value $.001 per share. There are 7,256,600 shares of common stock currently issued and outstanding, and 100,000 shares of Preferred Stock, which Preferredd Stock will be be issued to Principal Holdings, LLC (“Principal”) before the Closing, in consideration of Principal successfully negotiating the purchase of INTB, structuring this Agreement and the capitalization, and performing due-diligence.  All outstanding shares of common stock and Preferred Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.  At and as of the Closing INTB’s current principal shareholder (the “INTB Principal”) will return to INTB, for cancellation and retirement, 3,446,950 shares owned by the INTB Principal, so that, as a result of the retirement of the 3,446,950 shares by the INTB Principal, and the issuance of up to 3,446,950 shares to the HOLDERS, INTB will have issued and outstanding 7,256,600 common shares as of the Closing.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, except for (1) the INTB Convertible Note (the “INTB Note,” a copy of which is attached hereto as Exhibit “B”; and (2)the issuance of restricted INTB shares pursuant to a minimum of $1,500,000, up to a maximum of $2,00,000 (net of fees, costs and commissions) in a Rule 506(c) offering (the “Pre-Closing Offering”) before the Closing of the Reorganization contemplated by this Agreement. INTB and CANNAVOLVE both acknowledge and agree that all of the proceeds from the Pre-Closing Offering will be held in escrow, and none of the proceeds of the offering, will be released to INTB until completion of the Closing.  Except for the INTB Note, the Pre-Closing

Offering, and proposed issuance of common shares to the HOLDERS pursuant to this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth in Article VII, Post-Closing Recapitalization.”

2.

The following words are added to the end of Section 3.02(c): "except as set forth in Article VII, Post-Closing Recapitalization.”

3.

The following Article and Section is hereby added to the Reorganization Agreement:

“ARTICLE VII

POST-CLOSING RECAPITALIZATION

7.01 Increase in Authorized Common Shares; Forward Split.  Immediately after completion of the Reorganization, each of CANNAVOLVE, INTB and HOLDERS shall cause INTB to (a) increase its authorized common shares to 500,000,000, and (b) effect a 6.69341354721-for-1 forward split of the 8,964,036 common shares which will be issued and outstanding as of the Closing of the Reorganization, to 60,000,000 common shares. All parties shall cooperate to effect this recapitalization, as promptly as practicable.”

4.

Other than as specifically set forth above, the Reorganization Agreement is hereby confirmed, and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment to Reorganization Agreement, as of the date first above written.

JAGUARING COMPANY, d/b/a CANNAVOLVE:

Eric Swaney, COO and Chairman	Dante Jones, President

INTELLIGENT BUYING, INC.

Philip Romanzi, CEO